Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uber Technologies, Inc. of our report dated March 25, 2019 relating to the financial statements and financial statement schedule, which appears in Uber Technologies, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-230812).

/s/ PricewaterhouseCoopers LLP
San Francisco, California
January 2, 2020